                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       Phoenix Investment Partners, Ltd.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                       PHOENIX INVESTMENT PARTNERS, LTD.

                              56 Prospect Street
                          Hartford, Connecticut 06115

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 11, 2000

To the Stockholders of
PHOENIX INVESTMENT PARTNERS, LTD.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Phoenix Investment Partners, Ltd. (the "Company") will be held at One American Row, Hartford, Connecticut 06102, on Thursday, May 11, 2000, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

  1. To elect eleven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  2. To consider and act upon a proposal to approve and adopt the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan;

  3. To consider and act upon a proposal to approve and adopt the Phoenix Investment Partners, Ltd. Employee Stock Purchase Plan; and

  4. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

   Stockholders of record as of the close of business on March 20, 2000 shall be entitled to notice of and to vote at the meeting. The transfer books will not be closed. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the offices of Phoenix Investment Partners, Ltd., 56 Prospect Street, Hartford, Connecticut 06115. Stockholders who do not expect to attend the meeting in person are urged to execute and return the accompanying proxy in the envelope enclosed.

                                          By order of the Board of Directors

                                          Nancy J. Engberg,
                                          Secretary

Hartford, Connecticut
March 31, 2000

                                PROXY STATEMENT
                       PHOENIX INVESTMENT PARTNERS, LTD.
                        ANNUAL MEETING OF STOCKHOLDERS
                                 May 11, 2000

                              GENERAL INFORMATION

   This proxy statement is being furnished to the stockholders of Phoenix Investment Partners, Ltd., a Delaware corporation (the "Company"), 56 Prospect Street, Hartford, Connecticut 06115, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of stockholders to be held on Thursday, May 11, 2000 and at any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 31, 2000.

   The proxy is revocable at any time before it is voted by a subsequently dated proxy, by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address, or by attendance at the meeting and voting in person. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

   If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor, if any nominees are unable or refuse to serve), for the approval and adoption of the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan, for the approval and adoption of the Phoenix Investment Partners, Ltd. Employee Stock Purchase Plan, and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

   The Company has one class of stock outstanding, Common Stock, par value $.01 per share ("Common Stock"). On March 20, 2000, 44,227,583 shares of Common Stock were outstanding and entitled to one vote each on all matters to be considered at the meeting. Stockholders of record as of the close of business on March 20, 2000 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

   Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                       PRINCIPAL HOLDERS OF COMMON STOCK

   The following table shows with respect to each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company: (i) the total number of shares of Common Stock beneficially owned as of March 20, 2000; and (ii) the percent of the Common Stock so owned as of that date:

                                                        Amount and
                                                        Nature of     Percent of
Name and Address                                        Beneficial      Common
of Beneficial Owner                                    Ownership(1)     Stock
-------------------                                    ------------   ----------
Phoenix Home Life Mutual Insurance Company............  30,754,000(2)   63.30%
One American Row
Hartford, Connecticut 06102

Wanger Asset Management, L.P..........................   3,857,000(3)    8.72%
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606

Dimensional Fund Advisors Inc.........................   2,233,500(4)    5.05%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

   The following table shows with respect to each director and nominee for director of the Company, each of the five executive officers of the Company named in the Executive Compensation Table, and all directors and executive officers as a group, 18 in number: (i) the total number of shares of Common Stock beneficially owned as of March 20, 2000; and (ii) the percent of the Common Stock so owned as of that date:

                                                       Amount and
                                                        Nature of    Percent of
                                                       Beneficial      Common
Name of Beneficial Owner                             Ownership(1)(5)   Stock
------------------------                             --------------- ----------
Philip R. McLoughlin................................      380,682        *
Calvin J. Pedersen..................................           --        *
Michael E. Haylon...................................      223,249        *
Clyde E. Bartter....................................      110,999        *
John F. Sharry......................................      151,421        *
William R. Moyer....................................      181,732        *
Robert W. Fiondella.................................      115,154        *
Marilyn E. LaMarche.................................       62,355        *
James M. Oates......................................      102,846        *
Ferdinand L.J. Verdonck.............................       72,846        *
John T. Anderson....................................       42,423        *
Glen D. Churchill...................................       64,321        *
Donna F. Tuttle.....................................       75,927        *
David A. Williams...................................       74,012        *
All directors and executive officers as a group (18
 persons)...........................................    1,797,241       4.06%

--------
*  Less than one percent.
(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule

   13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(2) Based upon the number of shares of Common Stock and the principal amount of the Company's 6% Convertible Subordinated Debentures due November 1, 2015 (the "Debentures") reported in the most recent Schedule 13D filed by Phoenix Home Life Mutual Insurance Company with the Securities and Exchange Commission. Includes 26,400,000 shares of Common Stock beneficially owned by Phoenix Home Life Mutual Insurance Company and 4,354,000 shares of Common Stock which could be acquired through the conversion of $35,000,000 principal amount of Debentures beneficially owned by Phoenix Home Life Mutual Insurance Company. Each $25 principal amount of Debentures is convertible at any time into 3.11 shares of Common Stock.
(3) Number of shares reported in the most recent Schedule 13G filed by Wanger Asset Management, L.P. ("Wanger") with the Securities and Exchange Commission. These securities have been acquired on behalf of discretionary clients of Wanger. Includes 3,857,000 shares as to which Wanger has shared voting power and shared dispositive power.
(4) Number of shares reported in the most recent Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") with the Securities and Exchange Commission. Dimensional serves as investment adviser to certain funds, commingled group trusts and separate accounts (the "Funds"). In its role as investment adviser, Dimensional possesses voting and/or investment power over the securities of the Company that are owned by the Funds. These securities are owned by the Funds. Includes 2,233,500 shares as to which Dimensional has sole voting power and sole dispositive power.
(5) Includes shares of Common Stock which could be acquired through the exercise of options and the conversion of Debentures as follows: Mr. McLoughlin, 276,667 shares; Mr. Haylon, 147,500 shares; Mr. Bartter, 70,775 shares; Mr. Sharry, 90,834 shares; Mr. Moyer, 126,667 shares; Mr. Fiondella, 85,154 shares; Ms. LaMarche, 62,355 shares; Mr. Oates, 72,846 shares; Mr. Verdonck, 72,846 shares; Mr. Anderson, 41,423 shares; Mr. Churchill, 62,355 shares; Ms. Tuttle, 73,577 shares; Mr. Williams, 74,012 shares; all directors and executive officers as a group, 1,350,379 shares. Also includes shares of restricted Common Stock as follows: Mr. McLoughlin, 52,741 shares; Mr. Haylon, 43,179 shares; Mr. Sharry, 33,990 shares; Mr. Moyer, 21,244 shares; all directors and executive officers as a group, 178,823 shares. Each $25 principal amount of Debentures is convertible at any time into 3.11 shares of Common Stock.

                             ELECTION OF DIRECTORS

Nominees and Directors

   At the meeting, eleven directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees are presently directors of the Company. The affirmative vote of the holders of a plurality of the shares of Common Stock represented in person or by proxy at the annual meeting is required to elect directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected. Mr. Pedersen will not stand for election to the Board of Directors.

   The following persons are nominees for election as directors of the
Company:

    Philip R. McLoughlin--Age--53--Director since--1995

    Mr. McLoughlin has been Chairman of the Board of the Company since May 13, 1997 and Chief Executive Officer of the Company since November 1, 1995. Mr. McLoughlin has also been a Director of Phoenix Home Life Mutual Insurance Company ("Phoenix Home Life") since February 1994 and has been employed by Phoenix Home Life as Executive Vice President-- Investments since December 1988. In addition, Mr. McLoughlin serves as Chairman and President of Phoenix Equity Planning Corporation ("PEPCO"), Chairman of Phoenix Investment Counsel, Inc. ("PIC"), Vice Chairman of Duff & Phelps Investment Management Co. ("DPIM") and Chairman and Chief Executive Officer of National Securities & Research Corporation ("NS&RC"), subsidiaries of the Company. He also is a member of the Board of Directors of PIC, PEPCO, DPIM, NS&RC, Pasadena Capital Corporation, Duff & Phelps Utilities Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust Inc. Mr. McLoughlin also serves as President and as a Director or Trustee of the Phoenix Funds, Phoenix Duff & Phelps Institutional Mutual Funds and Phoenix-Aberdeen Series Fund (collectively, the "Phoenix Mutual Funds"). He is Chairman of the Phoenix-Zweig Trust and the Phoenix-Euclid Funds, open-end investment companies. He is also Chairman, Chief Executive Officer and President of Zweig Glaser Advisers, LLC ("ZGA"), a wholly-owned subsidiary of the Company. He is a Director of PM Holdings, Inc. ("PM Holdings"), Phoenix Charter Oak Trust Company, Aberdeen Asset Management plc, The World Trust, a Luxembourg closed-end fund, The Emerging World Trust Fund, a Luxembourg closed-end fund, PXRE Corporation ("PXRE"), a publicly-traded corporation, and of its wholly-owned subsidiary, PXRE Reinsurance Company ("PXRE Reinsurance").

    Michael E. Haylon--Age--42--Director since--1995

    Mr. Haylon has been an Executive Vice President of the Company since November 1, 1995. From February 1993 to November 1, 1995, Mr. Haylon was Senior Vice President--Securities Investments of Phoenix Home Life. Mr. Haylon is also President of PIC, Executive Vice President of NS&RC, DPIM, the Phoenix Mutual Funds and ZGA. From June 1991 through January 1993, Mr. Haylon was Vice President--Public Fixed Income and from June 1990 through May 1991, he was Vice President--Public Bond Investments of Phoenix Home Life. Mr. Haylon was Vice President of Aetna Capital Management from August 1986 until June 1990 and a Managing Director of Aetna Bond Investors from February 1989 until June 1990. Mr. Haylon also serves as a member of the Boards of Directors of PIC, PEPCO and NS&RC.

    Clyde E. Bartter--Age--68--Director since--1997

    Mr. Bartter has been President of DPIM since April 7, 1997. He also serves as a member of the Board of Directors of DPIM. Prior to joining DPIM in 1983, Mr. Bartter was President of Portfolio Advisory Services, an investment counsel subsidiary of the National City Bank of Cleveland.

    Robert W. Fiondella--Age--57--Director since--1995

    Mr. Fiondella has been Chairman of the Board and Chief Executive Officer of Phoenix Home Life since February 1994. Mr. Fiondella served as President of Phoenix Home Life from 1989 to February 2000. From July 1992 until February 1994, Mr. Fiondella also served as Principal Operating Officer and from February 1989 until July 1992, as Chief Operating Officer, of Phoenix Home Life. Mr. Fiondella is the President of PM Holdings and is also a member of the Boards of Directors of several of Phoenix Home Life's subsidiaries, including PM Holdings and Phoenix Charter Oak Trust Company. Mr. Fiondella is also a member of the Boards of Directors of PXRE, PXRE Reinsurance, Advest Group, Inc. and Barnes Group.

    Marilyn E. LaMarche--Age--65--Director since--1995

    Ms. LaMarche has been a Director of Phoenix Home Life since 1989. Ms. LaMarche has been a Limited Managing Director of Lazard Freres & Co., L.L.C. (and a general partner of its predecessor), a New York based investment banking company, since January 1983.

    James M. Oates--Age--53--Director since--1995

    Mr. Oates has been Chairman of IBEX Capital Markets, Inc. since October 1996 and Managing Director of The Wydown Group since April 1994. From 1984 through 1994, he served as President and Chief Executive Officer of Neworld Bank. Mr. Oates is also a Director or Trustee of the Phoenix Mutual Funds. In addition, Mr. Oates is a Director of AIB Govett, Inc., Investor Financial Services Corporation, Investors Bank & Trust Co., Connecticut River Bancorp, Plymouth Rubber Company, Stifel Financial, Emerson Investment Management, Inc. and Command Systems. He also serves as Vice Chairman of Massachusetts Housing Partnership.

    Ferdinand L.J. Verdonck--Age--57--Director since--1995

    Mr. Verdonck has been Managing Director of Almanij N.V., the holding company of the Almanij Group (the "Group"), since 1992. He also serves as a Director of Almanij N.V., KBC Bank & Insurance Holding Company N.V., KBC Bank N.V., KBC Insurance N.V., Brussels, Belgium, Kredietbank S.A. Luxembourgeoise, and of various affiliated companies in the Group. From 1984 to 1992, Mr. Verdonck served in various senior executive capacities with N.V. Bekaert S.A., a Belgian steel wire and cord manufacturer, both in Belgium and New York City. He also serves as Director of The Fleming Continental European Investment Trust plc. He was a Senior Vice President of Lazard Freres & Co., L.L.C. in New York from 1977 to 1984, having previously served as an International Banking Officer of Continental Illinois Bank in Chicago.

    John T. Anderson--Age--69--Director since--1996

    Mr. Anderson is presently retired. From January 2, 1996 to December 31, 1998, Mr. Anderson was of counsel to Lord, Bissell & Brook, a Chicago law firm. From 1966 to January 2, 1996, Mr. Anderson was a partner of Lord, Bissell & Brook.

    Glen D. Churchill--Age--66--Director since--1992

    Mr. Churchill is presently retired. Prior to May 1, 1992, Mr. Churchill was President and Chief Executive Officer of West Texas Utilities Company for more than the preceding five years.

    Donna F. Tuttle--Age--51--Director since--1992

    Ms. Tuttle has been President of Korn Tuttle Capital Group, a Los Angeles, California investment consulting firm, since March 1992. From January 1990 to March 1992, Ms. Tuttle was Chairman and Chief Executive Officer of Ayer Tuttle, a division of an international advertising agency. From January 1983 to January 1989, Ms. Tuttle served as U.S. Deputy Secretary of Commerce and Under Secretary of Commerce. Ms. Tuttle is also a member of the Board of Directors of Hilton Hotels Corp.

    David A. Williams--Age--58--Director since--1993

    Mr. Williams is President of Roxborough Holdings Ltd. Mr. Williams was President and Chief Executive Officer of Beutel, Goodman & Company Ltd., a Toronto, Canada investment counseling firm ("BG"), from 1991 to December 1994. From 1971 to 1991, he served as Vice President of BG. Mr. Williams joined BG in 1969. The Company owned 49% of the outstanding voting capital stock of BG until December 3, 1998. Mr. Williams is also a member of the Boards of Directors of Enhanced Marketing Services, Equisure Financial Network, FRI Corporation, Krystal Bond Corporation, PICO Holdings, Inc., Pinetree Capital Corporation, Octagon Industries Ltd., Radiant Energy Corporation, Drug Royalty Corporation, Oxylene Limited, Canenerco Ltd., Carbite Golf, David S. Reid Ltd. and First International Asset Management.

The Board of Directors

   The business and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company. However, the Board is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by various reports and documents sent to them, as well as by reports presented at meetings of the Board and its committees. During 1999, the Board of Directors met four times. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

Board Committees

   The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee.

   The Audit Committee recommends to the Board of Directors the appointment of the independent public accountants for the following year. The Audit Committee also reviews the scope of the annual audit, the annual financial statements of the Company and the auditor's report thereon and the auditor's comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Audit Committee, which is presently composed of Messrs. Churchill (Chairman), Anderson and Verdonck and Ms. Tuttle, met three times during 1999.

   The Compensation Committee reviews management compensation levels and provides recommendations regarding salaries and other compensation for the Company's officers, including bonuses and other incentive programs. The Compensation Committee also administers the Company's stock incentive program. The Compensation Committee, which is presently composed of Messrs. Oates (Chairman) and Williams and Ms. LaMarche, met three times during 1999.

   The Company does not have a standing nominating committee of the Board of Directors. This function is performed by the Board of Directors. The Company's By-Laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In general, notice must be received by the Company at its principal executive offices not less than 60 days nor more than 90 days prior to meetings of stockholders of the Company. Such notice must set forth all information with respect to each such nominee as required by the federal proxy rules. Such notice must be accompanied by a signed statement of such nominee consenting to be a nominee and a director, if elected.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                            EXECUTIVE COMPENSATION

General

   The Compensation Committee of the Board of Directors is responsible for establishing, administering and evaluating the Company's policies regarding the compensation of its executive officers. The Company's compensation policies are intended to align executive compensation with the business objectives and performance of the Company. Additionally, the Company's compensation policies are designed to permit the Company to attract, retain and motivate executive officers to ensure the long-term success of the Company.

   The compensation of executive officers is composed of three components: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive officer in establishing each element of his compensation. The compensation of the Company's Chief Executive Officer is subject to the same policies that are applicable to all executive officers of the Company.

Salary

   In establishing the annual salaries of each of the Company's executive officers, including the Chief Executive Officer, the responsibilities, abilities and industriousness of the executive officer and the Company's performance were considered. The salaries of persons holding similar positions at comparable companies were also reviewed.

Annual Incentive Compensation

   The Board of Directors has adopted two incentive compensation plans, the Management Incentive Plan ("MIP") and the Investment Incentive Plan ("IIP"). Incentive compensation is intended to be variable and closely tied to corporate and individual performance in a manner that encourages a continuous focus on providing top-quality service to clients, increasing productivity and obtaining new business opportunities in order to increase profitability and stockholder value.

   In 1999, Messrs. McLoughlin, Pedersen, Haylon, Sharry and Moyer participated in the MIP. Under the MIP, eligible officers with salaries under $100,000 have a payout range of between 15% and 25% of salary, and officers with salaries of $100,000 or more generally have a payout range of between 30% and 175% of salary. Payouts under the IIP are based 70% on the basis of quantitative portfolio performance results and 30% (the "nonquantitative portion") on factors including corporate earnings and personal performance. Under the IIP, individual incentive compensation can range from 25% to 400% of salary based upon the nature of a covered individual's specific job requirements. The total payout under the MIP and the IIP are determined based on achievement of revenue and profitability objectives.

Long-Term Incentive Compensation

   Pursuant to the Company's stock incentive plans, key employees of the Company, including executive officers, are eligible to receive long-term incentives in a variety of forms including stock options, stock appreciation rights, restricted stock, phantom stock and other stock based awards. The purpose of the stock incentive plans is to enable the Company to attract and retain the best available executive personnel and other key employees, to provide for the Company's long-term growth and business success and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its stockholders. The Compensation Committee believes that the grant of awards whose value is related to the value of the Company's Common Stock aligns the interests of stockholders and employees who receive awards. The stock incentive plans are administered by the Compensation Committee.

   The Compensation Committee determines the individuals to whom awards are granted, the type and amount of awards to be granted, the time of all such grants and the terms, conditions and provisions of such awards and the restrictions related thereto. In making awards under the stock incentive plans, the Compensation Committee considers the recommendations of the executive officers of the Company, the responsibilities of each grantee, his past performance and his anticipated future contribution to the Company.

   During 1999, stock options and restricted stock were granted under the stock incentive plans. The Compensation Committee believes that the grant of stock options provides a strong incentive for employees to increase stockholder value over the long term because the full benefit of such awards cannot be realized unless the value of the Company's Common Stock appreciates over a specified number of years. Most of the officers of the Company received options and certain officers received restricted stock grants in 1999. The exercise price of options granted in 1999 is equal to the fair market value per share of Common Stock on the date of grant. Generally, one-third of each option grant vests on the first, second and third anniversaries of the date of grant and such options expire ten years after the date of grant.

   Amendments adopted in 1993 to the Internal Revenue Code limit the deductibility for federal income tax purposes of certain compensation payable to top executive officers of publicly held corporations. Certain types of compensation are excluded from the limitations. The Company believes that the limitations are not applicable to stock options granted under the stock incentive plans. With respect to annual incentive compensation, if the proposal to approve the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan is adopted by the stockholders of the Company, annual nondiscretionary incentive compensation paid under the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan will be excluded from the limitations on deductibility.

   The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in 1999 are set forth in the tables that follow this Report. The Compensation Committee believes that the executive officers of the Company are dedicated to increasing profitability and stockholder value and that the compensation policies that the Compensation Committee has established and administered contribute to this focus.

                                          THE COMPENSATION COMMITTEE
                                          James M. Oates (Chairman)
                                          Marilyn E. LaMarche
                                          David A. Williams

   The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                            EXECUTIVE COMPENSATION

Executive Compensation Table

   The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services rendered in all capacities during each of the Company's fiscal years ended December 31, 1999, 1998 and 1997:

                                                      Long-Term Compensation
                               Annual Compensation            Awards
                               -------------------- --------------------------
                                                     Restricted   Securities    All Other
   Name and Principal                               Stock Awards  Underlying   Compensation
        Position          Year Salary($)  Bonus($)     ($)(1)    Options(#)(2)    ($)(3)
------------------------- ---- --------- ---------- ------------ ------------- ------------
Philip R. McLoughlin..... 1999 $575,000  $1,334,025   $260,401       75,000      $20,640
 Chairman of the Board
  and                     1998  525,000     704,467    131,312       75,000       19,620
  Chief Executive
   Officer(4)             1997  525,000     468,167        --       100,000       18,468

Calvin J. Pedersen....... 1999  524,000     390,643        --           --        21,298
 President(5)             1998  502,150     767,817     77,554       37,500       22,493
                          1997  498,287     767,817        --        50,000       20,590

Michael E. Haylon........ 1999  325,000     733,125    181,974       37,500        9,675
 Executive Vice President 1998  300,000     564,133    131,312       37,500        8,925
                          1997  300,000     413,333     65,038       60,000        8,925

John F. Sharry........... 1999  283,269     483,150    161,050       37,500       10,607
 President of Retail
  Division(6)             1998  260,000     309,407    103,203       37,500       10,464

William R. Moyer......... 1999  233,173     307,425    102,474       30,000       10,963
 Executive Vice President
  and                     1998  214,038     133,900     44,636       30,000        9,454
  Chief Financial Officer 1997  214,038     122,300     25,032       55,000        7,622

--------
(1) Value of shares of restricted stock is based upon the closing market price per share of Common Stock on the date of grant. The number and value of the aggregate restricted stock holdings of the named executive officers at December 31, 1999 were as follows: Mr. McLoughlin, 58,478 shares, $475,134; Mr. Pedersen, 8,127 shares, $66,032; Mr. Haylon, 51,782 shares,
    $420,729; Mr. Sharry, 35,630 shares, $289,494; and Mr. Moyer, 24,297 shares, $197,413. Annually, upon the anniversary of the date of grant of the restricted stock, one-third of the restricted stock granted becomes vested, until the third anniversary of the date of grant, whereupon the restricted stock granted is fully vested. Declared dividends are accrued until the stock restrictions are released, at which time they are paid.
(2) Number of shares of Common Stock subject to options granted during the year indicated under the Company's 1992 Long-Term Stock Incentive Plan.
(3) Consists of matching contributions made by the Company pursuant to the Company's Savings Plan and life insurance premiums paid by the Company. For 1999, life insurance premiums in the following amounts were paid by the Company: Mr. McLoughlin, $3,621; Mr. Pedersen, $6,018; Mr. Sharry, $2,244; and Mr. Moyer, $4,106.
(4) Includes total compensation of $353,206, $291,224 and $292,666 in 1999,
    1998 and 1997, respectively, for services provided to Phoenix Home Life, for which the Company was reimbursed by Phoenix Home Life.

(5) Effective January 5, 2000, Mr. Pedersen ceased to serve as President of the Company.
(6) Mr. Sharry became an executive officer of the Company on January 1, 1998.

Employee Stock Options

   Option Grants. The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the executive officers of the Company named in the Executive Compensation Table during the Company's 1999 fiscal year:

                                      Individual Grants
----------------------------------------------------------------------------------------------
                           Number of
                          Securities     % of Total
                          Underlying   Options Granted Exercise                    Grant Date
                            Options    to Employees in   Price                       Present
Name                     Granted(#)(1)   Fiscal Year   ($/Sh)(2)  Expiration Date  Value($)(3)
------------------------ ------------- --------------- --------- ----------------- -----------
Philip R. McLoughlin....    75,000          6.6%        $8.125   December 31, 2009  $183,675
Calvin J. Pedersen......       --            --            --                  --        --
Michael E. Haylon.......    37,500          3.3%         8.125   December 31, 2009    91,838
John F. Sharry..........    37,500          3.3%         8.125   December 31, 2009    91,838
William R. Moyer........    30,000          2.7%         8.125   December 31, 2009    73,470

--------
(1) These options were granted on December 31, 1999 under the Company's 1992 Long-Term Stock Incentive Plan. These options are non-qualified stock options. Beginning December 31, 2000, annually, upon the anniversary of the date of grant of the options, one-third of the options granted become vested and exercisable, until the third anniversary of the date of grant, whereupon the options granted are fully vested and exercisable.
(2) The option exercise price is equal to the fair market value per share of Common Stock on the date of grant.
(3) Calculated pursuant to the Black-Scholes option pricing model. Assumes expected volatility of 27.60%, risk-free rate of return of 6.44%, dividend yield of 2.62%, time to expiration of ten years and no risk of forfeiture.

   Option Exercises. The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1999 fiscal year and the number and value of unexercised options to purchase shares of Common Stock held at the end of the Company's 1999 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

                                                                                 Value of
                                                                               Unexercised
                                                        Number of Securities   In-the-Money
                                                             Underlying         Options at
                                                         Unexercised Options   Fiscal Year
                                                        at Fiscal Year End(#)   End ($)(2)
                            Number of                   --------------------- --------------
                         Shares Acquired     Value          Exercisable/       Exercisable/
Name                     on Exercise(#)  Realized($)(1)     Unexercisable     Unexercisable
------------------------ --------------- -------------- --------------------- --------------
Philip R. McLoughlin....         --              --        276,667/158,333    $217,408/4,167
Calvin J. Pedersen......     132,168        $439,347        108,334/74,998     57,825/72,914
Michael E. Haylon.......         --              --         147,500/82,500     110,775/2,500
John F. Sharry..........         --              --          90,834/74,166      62,642/1,458
William R. Moyer........         --              --         126,667/68,333      94,183/2,292

--------
(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of unexercised in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1999 and the option exercise price per share multiplied by the number of shares subject to options.

Employment Agreements

   On November 1, 1995, Mr. Pedersen entered into an employment agreement with the Company, which was amended and restated as of March 31, 1998, pursuant to which he served as a director and President of the Company and Chairman of the Board of DPIM. Effective January 5, 2000, Mr. Pedersen ceased to be an employee of the Company. In March 2000, the Company was notified of a demand for arbitration with regard to Mr. Pedersen, alleging wrongful termination, defamation, and other claims. Management believes that the termination was for cause and intends to vigorously defend against all claims in the case. Management of the Company does not expect this matter to have a material adverse effect on the Company's financial position or results of operations.

Severance Agreements

   Messrs. McLoughlin and Haylon have entered into severance agreements with the Company. Each agreement provides for payment in the event Phoenix Home Life and/or its subsidiaries' ownership percentage of the Company falls below 50% or upon the merger, consolidation, acquisition or other organizational change or event determined by the Executive Committee of the Company's Board of Directors (collectively a "Change of Control Event"). The agreements provide that upon a Change of Control Event, if the employee's employment is terminated without Cause, as defined in the agreement, or if the employee terminates employment for Good Reason, as defined in the agreement (including resignation following reduction in title, functional responsibilities or base salary), the Company will pay severance benefits. The benefit is to be made in a single payment in an amount equal to three times, in the case of Mr. McLoughlin, and two times, in the case of Mr. Haylon, the sum of the employee's annualized base salary at the time, the average of the prior three year's bonus or short-term incentive compensation payments, and the matching contributions made by the Company to its qualified and non-qualified savings and investment plans during the calendar year preceding the termination date. Further, one-third of any unvested stock options granted under the 1992 Long-Term Stock Incentive Plan will vest as of termination, and a further one-third will vest on each of the first two anniversaries of termination. In addition, the employee can continue to participate, at his own expense, in any life, accident and health insurance programs in which he participated at the time of his termination. Notwithstanding the foregoing, in the event that the payment and benefits would constitute an excess parachute payment, the total amount payable will be reduced so that no excess parachute payment results.

Directors' Compensation

   Directors who are employees of the Company do not receive any compensation for serving as directors of the Company. In 2000, other directors receive an annual retainer of $24,000 and an additional $3,500 payable to any such director who serves as a chairman of a committee of the Board of Directors, plus an attendance fee for each such director of $1,000 per regular meeting and $750 per committee meeting. Under the Company's 1992 Long-Term Stock Incentive Plan, each non-employee director ("Outside Director") is automatically granted on the date he is first elected to the Board of Directors an option to purchase 10,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value per share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. Half of each Outside Director's annual retainer is paid in the form of an option to purchase shares of Common Stock. Each Outside Director may also elect to receive an option to purchase shares of Common Stock in lieu of being paid any portion or all of the half of the annual retainer that would otherwise be paid in cash. The number of shares of Common Stock subject to any such option is equal to the amount of the director's annual retainer to be paid in the form of an option divided by 15% of the fair market value of a share of Common Stock on the date of grant. The option price per share for any such option is equal to 85% of the fair market value of a share of Common Stock on the date of grant. Such options become exercisable one year after the date of grant and expire ten years after the date of grant. On February 1, 1999, Messrs. Anderson, Churchill, Fiondella, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 10,526 shares of Common Stock of the Company at an exercise price equal to $7.625 per share as the option portion of their annual retainer for 1999. Such options became exercisable in full on February 1, 2000 and expire on February 1, 2009. On February 1, 1999, Messrs. Churchill, Fiondella, Oates, Verdonck and Williams and Ms. LaMarche and Tuttle were each granted an option to purchase 10,526 shares of Common Stock of the Company at an exercise price equal to $7.625 per share in lieu of being paid the cash portion of their annual retainer for 1999. Such options became exercisable in full on February 1, 2000 and expire on February 1, 2009. Additionally, all Outside Directors are reimbursed for expenses incurred in attending board meetings.

Compensation Committee Interlocks and Insider Participation

   The Board of Directors maintains a Compensation Committee, which presently consists of Messrs. Oates (Chairman) and Williams and Ms. LaMarche. None of the members of the Compensation Committee is presently or was formerly an officer or employee of the Company or any of its subsidiaries.

Certain Transactions

   Mr. McLoughlin is a director of Duff & Phelps Utilities Tax-Free Income Inc., a closed-end investment company ("Utilities Tax-Free Fund"). DPIM serves as the investment adviser of the Utilities Tax-Free Fund. Pursuant to an investment advisory agreement between DPIM and the Utilities Tax-Free Fund, DPIM received $1.0 million in fees from the Utilities Tax-Free Fund in 1999.

   Mr. McLoughlin is a director of Duff & Phelps Utility and Corporate Bond Trust Inc., a closed-end investment company ("Utility and Corporate Bond Trust"). DPIM serves as the investment adviser of the Utility and Corporate Bond Trust. Pursuant to an investment advisory agreement between DPIM and the Utility and Corporate Bond Trust, DPIM received $2.5 million in fees from the Utility and Corporate Bond Trust in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Duff & Phelps Institutional Mutual Funds and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Duff & Phelps Institutional Mutual Funds, an open-end investment company. PIC serves as investment adviser of the Phoenix Duff & Phelps Institutional Mutual Funds. Pursuant to an investment advisory agreement between PIC and the Phoenix Duff & Phelps Institutional Mutual Funds, PIC received $.4 million in fees from the Phoenix Duff & Phelps Institutional Mutual Funds in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Series Fund, an open-end investment company. PIC and DPIM serve as the investment advisers of the Phoenix Series Fund. Pursuant to an investment advisory agreement between PIC and DPIM and the Phoenix Series Fund, PIC and DPIM received $35.2 million in fees from the Phoenix Series Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Multi-Portfolio Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Multi-Portfolio Fund, an open-end investment company. PIC serves as the investment adviser to four portfolios of the Phoenix Multi-Portfolio Fund and DPIM serves as adviser to one portfolio of the Phoenix Multi-Portfolio Fund. Pursuant to an investment advisory agreement between PIC and DPIM and the Phoenix Multi-Portfolio Fund, PIC and DPIM received $4.3 million in fees from the Phoenix Multi-Portfolio Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Strategic Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Strategic Equity Series Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix Strategic Equity Series Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix Strategic Equity Series Fund, PIC received a total of $4.7 million in fees from the Phoenix Strategic Equity Series Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Edge Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Edge Series Fund, an open-end investment company. PIC serves as the investment adviser to eleven funds of the Phoenix Edge Series Fund and DPIM serves as adviser to one fund of the Phoenix Edge Series Fund. Pursuant to an investment advisory agreement between PIC and DPIM and the Phoenix Edge Series Fund, PIC and DPIM received $7.3 million in fees from the Phoenix Edge Series Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of Phoenix-Oakhurst Strategic Allocation Fund, Inc. and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of Phoenix-Oakhurst Strategic Allocation Fund, Inc., an open-end investment company. PIC serves as the investment adviser of Phoenix-Oakhurst Strategic Allocation Fund, Inc. Pursuant to an investment advisory agreement between PIC and Phoenix-Oakhurst Strategic Allocation Fund, Inc., PIC received $2.1 million in fees from Phoenix-Oakhurst Strategic Allocation Fund, Inc. in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix-Goodwin Multi-Sector Short Term Bond Fund. After reimbursements, PIC did not receive any fees from the Phoenix-Goodwin Multi-Sector Short Term Bond Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Aberdeen Worldwide Opportunities Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Aberdeen Worldwide Opportunities Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix-Aberdeen Worldwide Opportunities Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix-Aberdeen Worldwide Opportunities Fund, PIC received $1.0 million in fees from the Phoenix-Aberdeen Worldwide Opportunities Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Oakhurst Income and Growth Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Oakhurst Income and Growth Fund, an open-end investment company. PIC serves as the investment adviser of the Phoenix-Oakhurst Income and Growth Fund. Pursuant to an investment advisory agreement between PIC and the Phoenix-Oakhurst Income and Growth Fund, PIC received $5.9 million in fees from the Phoenix-Oakhurst Income and Growth Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc. and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc., an open-end investment company. PIC serves as the investment adviser of the Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc. Pursuant to an investment advisory agreement between PIC and Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc., PIC received $1.4 million in fees from Phoenix-Goodwin Multi-Sector Fixed Income Fund, Inc. in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of Phoenix-Goodwin California Tax-Exempt Bonds, Inc. and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of Phoenix-Goodwin California Tax-Exempt Bonds, Inc., an open-end investment company. PIC serves as the investment adviser of Phoenix-Goodwin California Tax-Exempt Bonds, Inc. Pursuant to an investment advisory agreement between PIC and Phoenix-Goodwin California Tax-Exempt Bonds, Inc., PIC received $.4 million in fees from Phoenix-Goodwin California Tax-Exempt Bonds, Inc. in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix-Aberdeen Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix-Aberdeen Series Fund. The Company serves as the administrator of the Phoenix-Aberdeen Series Fund and receives a fee equal to 15 basis points of the average daily net assets under management. PIC serves as one of two subadvisers to the Aberdeen Small Cap portfolio of the Phoenix-Aberdeen Series Fund and performs other services for both portfolios. The Company and PIC each received $.1 million in fees from the Phoenix-Aberdeen Series Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Equity Series Fund and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Equity Series Fund, an open-end investment company. PIC and DPIM serve as the investment advisers of the Phoenix Equity Series Fund. Pursuant to an investment advisory agreement between PIC and DPIM and the Phoenix Equity Series Fund, PIC and DPIM received $2.6 million in fees from the Phoenix Equity Series Fund in 1999.

   Messrs. McLoughlin, Pedersen and Oates are directors of the Phoenix Investment Trust 97 and Mr. McLoughlin is President and Mr. Haylon is Executive Vice President of the Phoenix Investment Trust 97, an open-end investment company. PIC serves as the investment adviser of the Phoenix Investment Trust 97. Pursuant to an investment advisory agreement between PIC and the Phoenix Investment Trust 97, PIC received $.4 million in fees from the Phoenix Investment Trust 97 in 1999.

   Mr. McLoughlin became Chairman of the Phoenix-Zweig Trust, an open-end investment company, in March 2000. ZGA serves as the investment adviser of the Phoenix-Zweig Trust. Pursuant to an investment advisory agreement between ZGA and the Phoenix-Zweig Trust, ZGA received $11.9 million in fees from the Phoenix-Zweig Trust in 1999.

   Mr. McLoughlin became Chairman of the Phoenix-Euclid Funds, an open-end investment company, in March 2000. ZGA serves as the investment adviser of the Phoenix-Euclid Funds. Pursuant to an investment advisory agreement between ZGA and the Phoenix-Euclid Funds, ZGA received $1.4 million in fees from the Phoenix-Euclid Funds in 1999.

   Mr. Oates is Chairman of IBEX Capital Markets, Inc. PIC serves as the investment subadviser to assets managed by IBEX Capital Markets, Inc. Pursuant to an investment advisory agreement between PIC and IBEX Capital Markets, Inc., PIC received a total of $.5 million in fees from IBEX Capital Markets, Inc. in 1999.

   PEPCO is the principal underwriter/distributor for the Phoenix Mutual Funds. PEPCO received $7.1 million in fees for such underwriter/distributor services from the Phoenix Mutual Funds in 1999. In addition, PEPCO serves as transfer agent for the Phoenix Mutual Funds. PEPCO received $8.1 million from the Phoenix Mutual Funds for such transfer agent services in 1999.

   Messrs. McLoughlin and Fiondella are directors of Phoenix Charter Oak Trust Company. PIC serves as the investment adviser of Phoenix Charter Oak Trust Company, but no fees were earned from Phoenix Charter Oak Trust Company in 1999.

   Lord, Bissell & Brook, a Chicago law firm, provided legal services to the Company during 1999. Until December 31, 1998, Mr. Anderson was of counsel to, and until January 2, 1996 was a partner of, Lord, Bissell & Brook.

   Phoenix Home Life and the Company maintain certain relationships which are described below.

   License Agreement. On November 1, 1995, the Company and Phoenix Home Life entered into a license agreement (the "License Agreement") pursuant to which Phoenix Home Life has granted the Company an exclusive license (subject to the limited non-exclusive license granted to Merrill Lynch Phoenix Fund, Inc.) to use the name "Phoenix" and the related design (collectively, the "Trademarks") in the United States and all other jurisdictions where Phoenix Home Life has rights to such Trademarks in connection with the provision of investment advisory services to public mutual funds and other institutional investors with respect to equity and fixed income securities other than securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate (the "Licensed Services"). The Company has also been granted the right to sublicense the Trademarks for use as the name or as a component of the name of any mutual fund of which the Company is the investment adviser. The exclusive license will remain in force as long as Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively continue to beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company and for a period of five years from the date that Phoenix Home Life, PM Holdings and other subsidiaries of Phoenix Home Life collectively no longer beneficially own shares of capital stock of the Company representing at least a majority of the voting power of the Company (the "Term"). The License Agreement also prohibits Phoenix Home Life and its subsidiaries from competing with the Company by conducting the Licensed Services during the Term. The License Agreement does not, however, preclude Phoenix Home Life and its subsidiaries from conducting business in, and rendering investment advisory services in connection with, life insurance, variable products, pension products, short-term debt investment management, management of their general accounts and separate accounts, underwriting and distribution activities, real estate and securities of entities primarily engaged in the ownership and/or operation of real estate or real estate mortgages or other interests in real estate and any other activities (other than the Licensed Services) currently engaged in by Phoenix Home Life and its subsidiaries. In the event Phoenix Home Life or any of its subsidiaries acquires a company conducting the business of the Licensed Services, Phoenix Home Life, through the acquired company, will have the right to continue to engage in such business and to use the Trademarks in connection with the Licensed Services for a period of three years.

   Registration Rights Agreement. On November 1, 1995, the Company and PM Holdings entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which the Company has granted PM Holdings and its transferees the right to require the Company to effect the registration under the Securities Act of 1933 of all or any part of the shares of Common Stock issued to PM Holdings. As long as the Company is eligible to use a Form S-3 registration statement (or any successor form), the number of registrations that the Company will be required to effect will be unlimited; provided, however, that the Company will not be required to effect more than three registrations on a registration statement other than Form S-3 (or any successor form). Additionally, subject to certain conditions, PM Holdings will also be entitled to piggyback registration rights. Pursuant to the Registration Rights Agreement, the Company will be required to pay all expenses in connection with any registration, except underwriting discounts and selling commissions.

   Management of Phoenix Home Life General Account and Variable Contract Assets. PIC manages all of the investment assets of Phoenix Home Life's General Account, excluding investments in real estate and mortgages, under an agreement with Phoenix Home Life effective January 1, 1995. The agreement provides, however, that either party thereto may terminate the agreement by giving 30 days' prior written notice of termination. As of December 31, 1999, Phoenix Home Life's General Account assets under management by PIC totaled $9.1 billion. Fees paid to PIC by Phoenix Home Life for the management of its General Account assets totaled $10.5 million in 1999. In addition, PIC and DPIM manage the mutual fund subaccounts of Phoenix Home Life sponsored variable contracts, under an agreement with Phoenix Home Life effective January 1, 1993. As of December 31, 1999, Phoenix Home Life sponsored variable contract assets under management by PIC and DPIM totaled $3.9 billion. Fees paid to PIC and DPIM by Phoenix Home Life for the management of its variable contract assets totaled $7.3 million in 1999.

   Services and Office Space. Phoenix Home Life provides various support services to the Company pursuant to an administrative agreement dated as of October 1, 1995 (the "Administrative Agreement"). Currently, these services are legal, human resources, payroll processing, purchasing, facility management, communications and creative services and other miscellaneous services. Phoenix Home Life also provides various computer hardware, software and support services to the Company under a computer services agreement dated as of October 1, 1995 (the "Computer Services Agreement"). Either party may terminate (i) the Administrative Agreement at the end of any calendar year upon 90 days' prior notice and (ii) the Computer Services Agreement upon 180 days' prior notice. Phoenix Home Life charged the Company and its subsidiaries $4.9 million for these services (exclusive of rent and direct costs of employee benefits) in 1999. All such services are provided at rates established from time to time by negotiation between Phoenix Home Life and the Company. Changes in such rates are subject to the approval of those disinterested directors of the Company who are neither employees nor directors of Phoenix Home Life or its other subsidiaries.

   Phoenix Home Life also leases office space to the Company in Hartford, Connecticut, Enfield, Connecticut, and Greenfield, Massachusetts. Phoenix Home Life charged the Company and its subsidiaries $3.2 million for office space rentals in 1999. Phoenix Home Life currently leases an aggregate of approximately 126,000 square feet of office space to the Company. The leases for the Enfield, Connecticut, and Greenfield, Massachusetts office space expire on December 31, 2000 and the lease for the office space in Hartford, Connecticut, expires on May 31, 2000, with an option to renew for an additional five years. Management of the Company believes that the rental rates under these leases are generally at current market rates.

   Retail Distribution. WS Griffith & Co., Inc. ("Griffith"), a registered broker-dealer subsidiary of Phoenix Home Life, is one of the largest retail distributors of the Company's investment products, distributing shares of the Phoenix Mutual Funds managed by the Company's subsidiaries. In addition, Griffith is the largest distributor of Phoenix Home Life sponsored variable contracts whose mutual fund subaccounts are invested in the Phoenix Edge Series Fund, which is managed by the Company's subsidiaries. Griffith's retail sales force consists of approximately 1,080 registered representatives, most of whom are also members of Phoenix Home Life's insurance agent and broker field force. Mutual fund sales by Griffith accounted for approximately 4% of the Company's total mutual fund sales other than with respect to money market funds in 1999. Sales of variable products by Griffith accounted for 88% of total variable product sales in 1999.

   Griffith distributes Phoenix investment products under a sales agreement with PEPCO pursuant to which Griffith receives commissions for shares of mutual funds sold by it ranging from 2.0% to 5.75% of the per share offering price. Griffith also receives commissions under the sales agreement for variable products offered by Phoenix Home Life sold by it ranging from 3.0% to 6.0% of purchase or premium payments under such products. The commissions payable to Griffith under its sales agreement with PEPCO are payable on the same basis as those commissions paid to unaffiliated brokers for these types of products. Commissions paid to Griffith by PEPCO totaled $25.8 million in 1999.

   Participation in Phoenix Home Life's Employee Benefit Plans. In 1999, employees of PIC, PEPCO and DPIM and certain employees of the Company participated in various retirement, supplemental insurance and health care and welfare benefit plans sponsored by Phoenix Home Life. Phoenix Home Life charged the Company the cost of employees' participation in the plans. Fees paid to Phoenix Home Life relating to participation of employees of PIC, PEPCO and DPIM and certain employees of the Company in plans sponsored by Phoenix Home Life were $4.1 million in 1999.

   Certain Other Matters. Transactions between Phoenix Home Life and the Company entered into in the future, including changes to investment management fees with respect to the General Account, service fees, leases for office space and sales commissions to be paid to Griffith, will be determined by negotiation, will be fair, equitable and reasonable, and will be subject to the approval by a majority of the directors of the Company who are disinterested for purposes of Delaware corporate law (consisting in these circumstances of directors who are neither employees nor directors of Phoenix Home Life or its other subsidiaries). The Company believes that the financial aspects of these relationships will be no less favorable to the Company than those available through unaffiliated third parties.

                               PERFORMANCE GRAPH

   The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the common stock of a peer group selected by the Company ("Peer Group Index") for the period beginning on December 31, 1994 through December 31, 1999.

                   PDP            S&P500       Peer
Dec. 94           100.00          100.00           100.00
Dec. 95    3.71   103.71   37.51  137.51   55.46   155.46
Dec. 96   6.83    110.80   23.25  169.47   46.08   227.10
Dec. 97   6.69    118.21   33.38  226.04   40.98   320.17
Dec. 98   8.72    128.52   28.76  291.05  (15.02)  272.09
Dec. 99  -0.9035  127.36   21.1   352.46    0.134  272.45

   Assumes $100 invested on December 31, 1994 in the Company's Common Stock, the Standard & Poor's 500 Stock Index and the common stock of the Peer Group Index members, and all indices assume dividend reinvestment. Peer Group Index members are Eaton Vance Corp., Franklin Resources Inc., United Asset Management Corp. and T. Rowe Price Associates. The Peer Group Index is capitalization-weighted. The cumulative total return on the Company's Common Stock has been adjusted to give effect to the merger of Phoenix Securities Group, Inc. into the Company and the related cash and stock dividends in November 1995.

   The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

                  PROPOSAL TWO: APPROVAL AND ADOPTION OF THE
                       PHOENIX INVESTMENT PARTNERS, LTD.
                        2000 MANAGEMENT INCENTIVE PLAN

   This proposal is to approve and adopt the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan (the "Plan").

Description of the Plan

   The Company's Board of Directors believes that the Plan will be instrumental in attracting, retaining and motivating the Company's executive personnel and other key employees. Accordingly, the Company's Board of Directors has approved the Plan and recommends the Plan to the stockholders of the Company for their approval and adoption.

   Purpose and Eligibility. The purpose of the Plan is to provide an opportunity for Company officers to enhance their compensation if the Company meets or exceeds its profitability objectives so that the Company may continue to attract and retain the best available executive personnel and other key employees and to provide an incentive for such employees to exert their best efforts on behalf of the Company and its stockholders.

   Eligibility is limited to all officers of the Company who do not participate in the Company's Investment Incentive Plan ("IIP") or sales related plans. Participants who leave the Company during the plan year do not receive an incentive payment. In addition, participants must be employed by the Company on the day the incentive award is paid. In the event of a termination during the plan year due to disability, death, or retirement, a pro-rata payment is made. Employees who are promoted to officer status after the beginning of the plan year are eligible for a pro-rata award based on the number of months as a plan participant. New employees hired as officers also receive a pro-rata award. Any employee who becomes eligible for participation after the end of the third quarter is not eligible for an award in that year. Officers transferring to the Company from Phoenix Home Life will receive a full year award. As of March 20, 2000, 52 officers of the Company are participating in the Plan.

   Administration of the Plan. Following the close of the plan year, overall results of the Company are determined. Recommendations for individual awards are submitted by the line of business head to the Chief Executive Officer of the Company for review and then, to the Compensation Committee of the Board of Directors. The Committee may, in its discretion, modify awards based on individual contribution or overall Company results. Regardless of eligibility, employees have no right or entitlement to any incentive award or calculation until conditions stated in the plan are met, approvals are received and payments are made. The Company may amend or terminate the Plan at any time without advance notice. No consent of any employee is required to terminate, modify or change the Plan. After the approval by the Compensation Committee of the Board of Directors, incentives are paid subject to normal withholdings and plan deferrals. All incentive awards are paid at the discretion of the Company.

   Plan Awards. Under the Plan, a Company incentive pool is determined based on the Company's earnings before interest, income taxes, depreciation and amortization (EBITDA). At plan target earnings, the pool is established in an amount equal to the sum of the target incentives for all participants in the Plan and the IIP. If the Company's actual earnings are greater or less than plan target earnings, the pool increases or decreases by 35% of the variance between actual after-tax earnings and plan target earnings.

   After the Company's financial results are determined, the Company pool is allocated on a proportional basis to the Plan and the IIP. Allocation to the retail line of business and corporate within the Plan and the investment teams within IIP is based on achievement of specific objectives.

   Under the Plan, objectives are established for the retail line of business and corporate. These objectives are designed to help focus on meeting or exceeding plan earnings. The retail line of business and corporate objectives may include earnings per share, revenues, income, operating margin, sales, asset retention, or any combination thereof.

   Annually, target incentive awards are established for each participant. Subject to the size of the funded pool, participants can receive up to 200% of their target incentive. 80% of the total incentive award is based on the achievement of line of business objectives and 20% is based on management discretion. Upon achieving each line of business objective, participants receive a portion of their maximum award. Notwithstanding anything to the contrary, an incentive award in any year to any participant may not exceed $2 million.

   If the pool is not sufficient to cover incentives determined under the Plan, the Chief Executive Officer may use a separate pool to adjust incentive award payments for some individuals. However, if the pool is greater than the amount necessary to pay incentives calculated under the Plan the excess amount or a portion thereof may be used by the Chief Executive Officer for additional discretionary payments.

   For officers who receive an incentive award in excess of $80,000 (to be paid in the year 2001), 25% of the incentive award will be deferred. This deferral has been instituted to aid in the retention of key officers. On each of the first, second and third anniversaries of the incentive award deferral, one-third of the deferred amount will be paid after deduction for appropriate taxes. If a participant's employment terminates due to retirement, death, or disability, any remaining deferred amount will be paid. If a participant terminates employment for any reason other than retirement, death or disability, all remaining deferred compensation will be forfeited. All deferred compensation will be paid upon a change in control of the Company. Interest will accrue at money market rates on deferred amounts.

Plan Awards During 1999

   The actual amount of awards to be granted for 2000 is subject to the Plan formula and has not yet been determined. The following table sets forth certain information regarding awards granted to the executive officers of the Company named in the Executive Compensation Table and the indicated groups under the Plan, during the Company's 1999 fiscal year:

                                                                       1999
Name                                                                  Award
----                                                                ----------
Philip R. McLoughlin..............................................  $1,041,600
  Chairman of the Board and Chief Executive Officer

Calvin J. Pedersen................................................     383,168
  President

Michael E. Haylon ................................................     727,900
  Executive Vice President

John F. Sharry....................................................     644,200
  President of Retail Division

William R. Moyer .................................................     409,900
  Executive Vice President and Chief Financial Officer

All current executive officers as a group (8 persons).............   3,355,900

All current directors who are not executive officers as a group (1
 person)..........................................................      65,000

All employees, including all current officers who are not
   executive
   officers, as a group (48 persons)..............................   1,746,700

Federal Tax Treatment

   Generally, an officer will recognize ordinary income and the Company will be entitled to a deduction (and will be required to withhold federal income taxes) with respect to such cash awards at the earliest time at which the officer has an unrestricted right to receive the amount of such cash payment.

   Section 162(m) of the Internal Revenue Code provides that the deduction by a publicly-held corporation for compensation paid in a taxable year to the chief executive officer and the four other most highly compensated executive officers of the corporation is limited to $1 million per each individual officer. For purposes of Section 162(m), compensation which is performance-based is not counted as subject to the deductibility limitation if the plan pursuant to which the compensation is paid has been approved by stockholders. Accordingly, if the Plan is approved and adopted by the stockholders of the Company, nondiscretionary income pursuant to the Plan will be fully deductible by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m).

   The Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Vote Required

   If approved by the stockholders, the Plan would become effective immediately.

   Adoption of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting of stockholders.

   The Board of Directors recommends a vote FOR the approval and adoption of the Plan as described above. Proxies solicited by the Board of Directors will be voted in favor of approval and adoption of the Plan unless stockholders specify to the contrary in their proxies.

                 PROPOSAL THREE: APPROVAL AND ADOPTION OF THE
                       PHOENIX INVESTMENT PARTNERS, LTD.
                         EMPLOYEE STOCK PURCHASE PLAN

   This proposal is to approve and adopt the Phoenix Investment Partners, Ltd. Employee Stock Purchase Plan (the "Purchase Plan").

Description of the Purchase Plan

   The Company's Board of Directors believes that the Purchase Plan will be instrumental in attracting, retaining and motivating the Company's employees. Accordingly, the Company's Board of Directors has approved the Purchase Plan and recommends the Purchase Plan to the stockholders of the Company for their approval and adoption. A description of the Purchase Plan appears below. A copy of the Purchase Plan is attached to this proxy statement as Exhibit A and the description contained herein is qualified in its entirety by reference to the complete text of the Purchase Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Purchase Plan.

   Purpose. The purpose of the Purchase Plan is to provide employees of the Company and any designated parent or designated subsidiary with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code.

   Administration. The Purchase Plan is administered by the Company's Benefit Plans Committee. The Benefit Plans Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Purchase Plan. Every finding, decision and determination made by the Benefit Plans Committee is, to the full extent permitted by law, final and binding upon all parties.

   Eligibility and Number of Shares. Any employee of the Company on a given Grant Date is eligible to participate in the Purchase Plan. However, no employee may be granted an option under the Purchase Plan (i) if the employee, immediately after the option is granted, would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of the capital stock of the Company or (ii) if the employee's rights to purchase stock under all employee stock purchase plans of the Company accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. As of March 20, 2000, approximately 650 employees of the Company are eligible to participate in the Purchase Plan. On March 20, 2000, the closing market price reported on the New York Stock Exchange for a share of Common Stock was $7.375.

   Subject to adjustment upon changes in capitalization of the Company, the maximum number of shares of Common Stock of the Company that is available for sale under the Purchase Plan is 1.4% of the outstanding shares of Common Stock on August 5, 1999 (615,000 shares). If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Purchase Plan, the Company will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as may be practicable and as it determines to be equitable. A participant does not have any interest or voting right in shares covered by his option until the option has been exercised. Shares to be delivered to a participant under the Purchase Plan will be registered in the name of the participant.

   Participation. Under the Purchase Plan, consecutive Offering Periods of approximately six months commence on the first trading day on or after May 1 and November 1 of each year, or on such other date as the Board of Directors may determine. The Board may change the duration of Offering Periods (including the commencement dates) with respect to future offerings without stockholder approval if the change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected; provided, however, that no Offering Period may be longer than 27 months.

   An eligible employee may participate in the Purchase Plan by completing an enrollment form provided by the Company authorizing payroll deductions and filing it with the Company prior to the applicable Grant Date. Payroll deductions for a participant will begin on the first payroll following the Grant Date and will end on the last payroll in the applicable Offering Period, unless sooner terminated by the participant.

   At the time a participant files his enrollment form, he may elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he receives on each pay day during the Offering Period. All payroll deductions made for a participant are credited to his account under the Purchase Plan and may only be withheld in whole percentages. A participant may not make any additional payments into his account. A participant may discontinue his participation in the Purchase Plan or may increase or decrease the rate of his payroll deductions during the Offering Period by filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The change in rate will be effective with the next processed payroll. A participant's enrollment form remains in effect for successive Offering Periods unless terminated. To the extent necessary to comply with Section 423(b)(8) of the Internal Revenue Code and the Purchase Plan, a participant's payroll deductions may be decreased to zero percent at any time during an Offering Period. In this case, payroll deductions will not resume at the next Offering Period, unless the participant delivers to the Company a new enrollment form. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

   Grant of Option. On the Grant Date of each Offering Period, each eligible employee participating in such Offering Period will be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock of the Company determined by dividing the employee's payroll deductions accumulated prior to the Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price. The Option expires on the last day of the Offering Period. Under the Purchase Plan, the Purchase Price is an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Grant Date or on the Exercise Date, whichever is lower. Fair Market Value as of any date is the closing sales price for Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange for the last market trading day on the date of determination, as reported in The Wall Street Journal or any other source that the Board deems reliable.

   Exercise of Option. Unless a participant withdraws from the Purchase Plan, his option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of shares subject to option will be purchased for the participant at the applicable Purchase Price with the accumulated payroll deductions in his account. During a participant's lifetime, a participant's option to purchase shares is exercisable only by him. Upon a participant's request, the Company will deliver to the participant the shares purchased upon exercise of his option. Absent such request, the shares will be retained in the participant's account.

   Withdrawal and Termination of Employment. A participant may withdraw all but not less than all the payroll deductions credited to his account and not yet used to exercise his option under the Purchase Plan at any time by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to the participant promptly after receipt of notice of withdrawal and the participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the next Offering Period unless the participant delivers to the Company a new subscription agreement. A participant's withdrawal from an Offering Period will not have any effect upon his eligibility to participate in any similar purchase plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

   Upon a participant's ceasing to be an employee for any reason, he will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to the participant's account during the Offering Period but not yet used to exercise the option will be returned to the participant or, in the case of his death, to the person entitled thereto, and the participant's option will be automatically terminated.

   In the event of the death of a participant, the Company will deliver any shares and/or cash held in the participant's account under the Purchase Plan to the executor or administrator of the estate of the participant, or if no executor or administrator has been appointed, the Company, in its discretion, may deliver the shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

   Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant.

   Use of Funds. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company is not obligated to segregate payroll deductions.

   Reports. Individual accounts will be maintained for each participant in the Purchase Plan. Statements of account will be given to participating employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

   Amendment and Termination. The Board of Directors of the Company may at any time and for any reason terminate or amend the Purchase Plan. No termination may affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Purchase Plan is in the best interests of the Company and its stockholders. No amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. The Purchase Plan will be in effect for a term of ten years unless sooner terminated.

Federal Tax Treatment

   The Company has been advised that under the current Federal income tax laws, the income tax consequences associated with stock purchased under the Purchase Plan can be summarized as follows:

   Participant. Generally, a participant will not realize any taxable income for Federal income tax purposes at the beginning of each Offering Period. At the end of the Offering Period, the participant will incur no income tax liability. If the participant transfers shares of Common Stock received upon the exercise of an option within a period of two years from the beginning of an Offering Period or one year from the date of receipt of the shares of Common Stock (the "Holding Period"), then, in general, the participant will have taxable ordinary income in the year in which the transfer occurs in an amount equal to the excess of the fair market value at the end of the Offering Period over the Purchase Price. The participant will have long-term or short-term capital gain (or loss) in an amount equal to the amount by which the amount received for such Common Stock exceeds (is less than) the participant's tax basis in the Common Stock as increased by the amount of any ordinary income recognized as a result of the disqualifying disposition, if any. If the participant transfers the shares of Common Stock after the expiration of the Holding Period, he or she will generally have taxable ordinary income in the year in which the transfer occurs in an amount equal to the lesser of (a) any excess of the fair market value at the beginning of the Offering Period over the purchase price on that same date, and (b) any excess of the fair market value on the date on which the transfer occurs over the amount paid for the shares of Common Stock. The participant will recognize capital gain (or loss) equal to the difference between the fair market value on the date of the transfer and the participant's tax basis in the Common Stock as increased by the amount of any ordinary income recognized as a result of such transfer.

   Tax Withholding. The participant must remit to the Company an amount sufficient to satisfy all Federal (including Social Security), state, and local withholding taxes incurred in connection with any recognition of ordinary income under the Purchase Plan.

   The Company. The Company generally is entitled to a deduction at the time the participant recognizes ordinary income in an amount equal to the amount of ordinary income recognized by such participant as a result of a transfer of shares of Common Stock pursuant to the Purchase Plan.

   The Purchase Plan is not a qualified pension, profit-sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code. The Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

New Plan Benefits

   Since participation in the Purchase Plan is at the election of the employee, the dollar value and number of options granted are not determinable with respect to the executive officers of the Company named in the Executive Compensation Table, the executive officers as a group or the non-executive officer employee group. Non-employee directors are not eligible to participate in the Purchase Plan.

Vote Required

   If approved by the stockholders, the Purchase Plan would become effective immediately.

   Adoption of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the annual meeting of stockholders.

   The Board of Directors recommends a vote FOR the approval and adoption of the Purchase Plan as described above. Proxies solicited by the Board of Directors will be voted in favor of approval and adoption of the Purchase Plan unless stockholders specify to the contrary in their proxies.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   The Company's consolidated financial statements for the year ended December 31, 1999 were audited by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants. PricewaterhouseCoopers has been engaged as the Company's independent accountants for fiscal year 2000. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to respond to appropriate questions and to make an appropriate statement if they desire to do so.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Stockholder proposals intended to be presented at the next annual meeting must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting no later than December 1, 2000. With respect to any stockholder proposal to be presented at the next annual meeting that is received by the Company after February 14, 2001, the proxies solicited on behalf of the Board of Directors may exercise discretionary voting power.

                                 OTHER MATTERS

   The Company is not aware of any matters, other than those referred to herein, which will be presented at the meeting. If any other appropriate business should properly be presented at the meeting, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment.

                           EXPENSES OF SOLICITATION

   All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their reasonable out-of-pocket expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by regular employees of the Company.

Hartford, Connecticut
March 31, 2000

                                                                      EXHIBIT A

                       PHOENIX INVESTMENT PARTNERS, LTD.

                         EMPLOYEE STOCK PURCHASE PLAN

   1. Purpose. The purpose of the Plan is to provide employees of Phoenix Investment Partners, Ltd. and any Designated Parent or Designated Subsidiary with an opportunity to purchase Common Stock of Phoenix Investment Partners, Ltd. through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

   2. Definitions.

  a. "Board" shall mean the Board of Directors of Phoenix Investment Partners, Ltd.

  b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

  c. "Common Stock" shall mean the Common Stock of Phoenix Investment Partners, Ltd.

  d. "Company" shall mean Phoenix Investment Partners, Ltd., any Designated Subsidiary and any Designated Parent.

  e. "Compensation" shall mean:

    i. In the case of an Employee other than a PXP Wholesaler, the Employee's annual base salary;

    ii. In the case of a PXP Wholesaler, such Employee's wages as reportable on Internal Revenue Service Form W-2 pursuant to Section 3401(a) of the Code, which defines wages for purposes of income tax withholding; excluding, however, distributions from a plan of deferred compensation, bonuses that are both discretionary with such Employee's manager and not calculated with reference to sales performance, imputed income, incentive compensation paid under the Management Incentive Plan or the Investment Incentive Plan and any other extraordinary or nonrecurring type of compensation. Notwithstanding the foregoing, the Compensation of a PXP Wholesaler shall include amounts deferred pursuant to Section 402(a)(8) of the Code (with respect to cash or deferred arrangements defined in Section 401(k)(2) of the Code) and salary reduction contributions made on behalf of such Employee to any cafeteria plan maintained by the Company pursuant to Section 125 of the Code.

  f. "Designated Parent" shall mean any Parent which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  g. "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

  h. "Employee" shall mean any individual who is a common law employee of the Company whose customary employment with the Company is at least twenty
     (20) hours per week.

  i. "Exercise Date" shall mean the last day of each Offering Period.

  j. "Fair Market Value" shall mean, as of any date, the closing sales price for Common Stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

  k. "Grant Date" shall mean the first day of each Offering Period.

  l. "Offering Period" shall mean a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and terminating on the last Trading Day in the period ending the following October 31, or commencing on the first Trading Day on or after November 1 and terminating on the last Trading Day in the period ending the following April 30. The duration of Offering Periods may be changed pursuant to
     Section 4 of this Plan.

  m. "Parent" shall mean a corporation, domestic or foreign, which holds not less than 50% of the voting shares of Phoenix Investment Partners, Ltd. or any Parent thereof.

  n. "Plan" shall mean this Employee Stock Purchase Plan.

  o. "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Grant Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be increased by the Board pursuant to Section 20.

  p. "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

  q. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by Phoenix Investment Partners, Ltd. or any Subsidiary thereof.

  r. "Trading Day" shall mean a day on which the New York Stock Exchange is open for trading.

  s. "PXP Wholesaler" shall mean any Employee whose title is Senior Vice President, Investment Consultant, Retail Division or Vice President, Investment Consultant, Retail Division.

   3. Eligibility.

  a. Any Employee of the Company on a given Grant Date shall be eligible to participate in the Plan.

  b. Notwithstanding Section 3(a), no Employee shall be granted an option under the Plan:

    i. To the extent that such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code), immediately after the option is granted, would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, a Parent or any Subsidiary, or

    ii. To the extent that such Employee's rights to purchase stock under all employee stock purchase plans of the Company, any Parent and any Subsidiary accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 20 hereof.

The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period shall be longer than twenty-seven (27) months.

   5. Participation.

  a. An eligible Employee (as defined in Section 3 of this Plan) may become a participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and filing it with the Company prior to the applicable Grant Date.

  b. Payroll deductions for a participant shall commence on the first payroll following the Grant Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

   6. Payroll Deductions.

  a. At the time a participant files his or her enrollment form, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period.

  b. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

  c. A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new enrollment form authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the next processed payroll. A participant's enrollment form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

  d. Notwithstanding the foregoing, to the extent necessary to comply with
     Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall not resume at the next succeeding Offering Period, unless the Participant delivers to the Company a new enrollment form.

   7. Grant of Option. On the Grant Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; subject to the limitations set forth in Sections 3(b) and 11 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

   8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

   9. Delivery. Upon a participant's request, the Company shall arrange the delivery to such participant, as appropriate, the shares purchased upon exercise of his or her option. Absent such request, such shares shall be retained in the Participant's account in accordance with the terms and conditions specified in the participant's enrollment form.

   10. Withdrawal.

  a. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company on a form provided by the Company. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

  b. A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

   11. Termination of Employment. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated.

   12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

   13. Stock.

  a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 1.4% of the outstanding shares of Common Stock on August 5, 1999. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

  b. The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

  c. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant.

   14. Administration. The Plan shall be administered by the Phoenix Investment Partners, Ltd. Benefit Plans Committee (and any power given in this Plan to the Board may be delegated by the Board to such Committee). The Benefit Plans Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Benefit Plans Committee shall, to the full extent permitted by law, be final and binding upon all parties.

   15. Death of Participant. In the event of the death of a participant, the Company shall deliver any shares and/or cash held in the participant's account under the Plan to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

   16. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

   17. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

   18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.


   19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

  a. Changes in Capitalization. Subject to any required action by the stockholders of Phoenix Investment Partners, Ltd., the Reserves, and the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by Phoenix Investment Partners, Ltd.; provided, however, that conversion of any convertible securities of Phoenix Investment Partners, Ltd. shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by Phoenix Investment Partners, Ltd. of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

  b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Phoenix Investment Partners, Ltd., the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of Phoenix Investment Partners, Ltd.'s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
     Section 10 hereof.

  c. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of Phoenix Investment Partners, Ltd. or the merger of Phoenix Investment Partners, Ltd. with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date. The New Exercise Date shall be before the date of the proposed sale or merger of Phoenix Investment Partners, Ltd. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

   20. Amendment or Termination.

  a. The Board of Directors of Phoenix Investment Partners, Ltd. may at any time and for any reason terminate or amend the Plan and such action shall be binding upon any Designated Parent or any Designated Subsidiary. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of Phoenix Investment Partners, Ltd. and its stockholders. Except as provided in Section 19 and Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), Phoenix Investment Partners, Ltd. shall obtain shareholder approval in such a manner and to such a degree as required.

  b. Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or the Benefit Plans Committee) determines in its sole discretion advisable which are consistent with the Plan.

  c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

    i. altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; and

    ii. shortening any Offering Period so that the Offering Period ends on a New Exercise Date, including an Offering Period underway at the time of the Board action.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

   21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

   22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the New York Stock Exchange and shall be further subject to the approval of counsel for Phoenix Investment Partners, Ltd. with respect to such compliance.

   23. Equal Rights and Privileges. All Employees granted options under the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.

   24. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

PROXY                                                                     PROXY
                       PHOENIX INVESTMENT PARTNERS, LTD.
                56 Prospect Street, Hartford, Connecticut 06115

          This Proxy is Solicited on Behalf of The Board of Directors for The Annual Meeting of Stockholders to be held on May 11, 2000

 The undersigned hereby appoints Philip R. McLoughlin and Nancy J. Engberg, or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Phoenix Investment Partners, Ltd. (the "Company") held of record by the undersigned on March 20, 2000, at the annual meeting of stockholders to be held on May 11, 2000 or any adjournment thereof.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                       PHOENIX INVESTMENT PARTNERS, LTD.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                              ]

1. Election of Directors--
   Nominees: 01-John T. Anderson, 02-Clyde E. Bartter, 03-Glen D. Churchill, 04-Robert W. Fiondella, 05-Michael E. Haylon, 06-Marilyn E. LaMarche, 07-Philip
   R. McLoughlin, 08-James M. Oates, 09-Donna F. Tuttle, 10-Ferdinand Verdonck and 11-David A. Williams

   ----------------------------------
   (Except nominee(s) written above.)

   For  Withhold  For All
   All     All    Except
   [_]     [_]      [_]

2. Approve and adopt the Phoenix Investment Partners, Ltd. 2000 Management Incentive Plan.

   For  Against  Abstain
   [_]    [_]      [_]

3. Approve and adopt the Phoenix Investment Partners, Ltd. Employee Stock Purchase Plan.

   For  Against  Abstain
   [_]    [_]      [_]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Dated: _________________________________________________________________ , 2000

Signature(s)___________________________________________________________________

-------------------------------------------------------------------------------
(IMPORTANT: Please sign your name exactly as it appears hereon. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. This proxy is revocable at any time.

--------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                            YOUR VOTE IS IMPORTANT.

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.